UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 28, 2019

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GOOD	Nasdaq Global Select Market

7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODP	Nasdaq Global Select Market

7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODO	Nasdaq Global Select Market

7.00% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODM	Nasdaq Global Select Market

6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Gladstone Commercial Corporation (the “Company”) confirmed that effective October 28, 2019, pursuant to the Articles of Restatement establishing and fixing the rights and preferences of the 7.75% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), and the 7.50% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”), it voluntarily redeemed all 1,000,000 outstanding shares of its Series A Preferred Stock and all 1,264,000 outstanding shares of its Series B Preferred Stock at a redemption price of $25.1506944 per share and $25.1458333 per share, respectively, which represents the liquidation preference per share, plus accrued and unpaid dividends through October 28, 2019 and an aggregate redemption price of approximately $56.9 million.

The Company previously announced its intention to redeem its Series A Preferred Stock and its Series B Preferred Stock on September 25, 2019. Proceeds from the 6.625% Series E Cumulative Redeemable Preferred Stock issuance, which closed on October 4, 2019, were sufficient to redeem all outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)

October 28, 2019	By:	/s/ Michael Sodo
Michael Sodo
Chief Financial Officer